FOR IMMEDIATE RELEASE	Monday, August 8, 2022

TEGNA Inc. Reports Second Quarter 2022 Results

Achieves second quarter record total company revenue, subscription revenue, political revenue, net income, Adjusted EBITDA, and free cash flow

On track to complete proposed acquisition by an affiliate of Standard General in the second half of 2022, subject to regulatory approvals and customary closing conditions

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today announced financial results for the second quarter ended June 30, 2022.

SECOND QUARTER FINANCIAL HIGHLIGHTS1:

•Total company revenue was a second quarter record of $785 million, up seven percent year-over-year, driven by growth in political and subscription revenues, despite a volatile macroeconomic environment.

•Subscription revenue was a second quarter record of $389 million, up four percent year-over-year, driven by rate increases and partially offset by subscriber declines.

•Advertising and marketing services (“AMS”) revenue was $335 million in the second quarter, down less than two percent year-over-year due to softness of certain AMS advertising categories, primarily auto, which continues to be impacted by supply chain disruptions.

•Political revenue was a second quarter record of $51 million up 53 percent from 2018, the last non-presidential election year, on a pro forma basis2.

•TEGNA achieved a second quarter record of net income of $132 million on a GAAP basis, or $136 million on a non-GAAP basis.

•Total company Adjusted EBITDA3 was a second quarter record of $256 million, representing an increase of 12 percent compared with the second quarter of 2021.
–Adjusted EBITDA margin equaled 32.6 percent.

[1] Due to the impact of COVID-19 in 2020, certain two-year comparisons are not meaningful
[2] “Pro forma” reflects our 2019 acquisitions of certain television stations divested by Gray, Dispatch, Nexstar and Tribune as if they had been completed on January 1, 2018
3 A non-GAAP measure detailed in Table 3

•GAAP operating expenses were $564 million, up three percent year-over-year, and non-GAAP operating expenses were $560 million, up four percent year-over-year, predominantly driven by investments in Premion’s growth and programming costs.
–Expenses less Premion costs increased one percent from the second quarter of 2021 on a non-GAAP basis, driven primarily by programming expenses.
–Non-GAAP operating expenses less programming and Premion costs were down two percent compared to the second quarter of 2021.

•GAAP and non-GAAP operating income totaled $221 million and $225 million, respectively.

•Interest expense decreased to $43 million compared to $47 million in the second quarter of 2021 due to lower average debt, partially offset by a higher average interest rate.

•GAAP and non-GAAP earnings per diluted share were $0.59 and $0.60, respectively, in the second quarter of 2022.

•Free cash flow4 was a second quarter record of $162 million, primarily driven by election year political cycles.
–For the trailing two-year period ending June 30, 2022, free cash flow as a percentage of revenue was 22.9 percent.

•The Company ended the quarter with total debt of $3.1 billion and net leverage of 2.70x.

•Total cash at the end of the quarter was $201 million.

TRANSACTION OVERVIEW

On February 22, 2022, TEGNA Inc. and Standard General L.P. announced5 that TEGNA and an affiliate of Standard General entered into a definitive agreement under which TEGNA will be acquired by the Standard General affiliate for $24.00 per share in cash. TEGNA stockholders voted to approve the transaction6 at the special meeting of stockholders held on May 17, 2022. The closing of the transaction, which is still expected to occur in the second half of 2022, is subject to regulatory approvals and other customary closing conditions.

As a result of the pending transaction and as previously announced, TEGNA expects to continue to pay its regular quarterly dividend through the closing of the transaction and suspended share repurchases under our previously announced share repurchase program.

4 A non-GAAP measure detailed in Table 5
[5] https://investors.tegna.com/news-releases/news-release-details/tegna-be-acquired-standard-general-2400-share
[6] https://investors.tegna.com/static-files/72b77106-6f08-4145-afbe-64f57a4dbc8b

RECENT CONTENT, PROGRAMMING AND ESG UPDATES

•TEGNA Stations Now Live With All-New Streaming Apps – TEGNA completed the rollout of all-new streaming apps and 24-7 streaming channels for its 64 stations in 51 markets on Roku and Fire TV. The new apps feature local twenty-four-hour “Watch” streams of live local news, newscast replays, extended live coverage, weather, station specials and investigations, as well as local sports shows from Locked On Podcast Network. Through the first half of 2022, watch time on TEGNA streaming apps is up 252 percent compared to the first half of 2021, with more than 650 million minutes of consumption.

•VERIFY Passes 300K Followers Across Channels – VERIFY, TEGNA’s national brand that combats disinformation, now has more than 300,000 followers across its various dedicated channels, including more than 75,000 on TikTok. During the second quarter, VERIFY also introduced a weekly “Verify This” show that recaps the week’s biggest stories and is streamed across TEGNA station apps.

•Locked On Audience Nearly Doubles – All Locked On Podcast Network shows are now available as video on YouTube and in TEGNA station streaming apps. The addition of video as well as continued growth in podcast listening has driven Locked On to grow its audience by 98 percent in the first half of 2022 compared to the first half of 2021.

•TEGNA Stations Receive Record Number of Regional Edward R. Murrow Awards – TEGNA stations received a record 96 Regional Edward R. Murrow awards across 27 TEGNA stations, more than any other local broadcast television group and the most in TEGNA’s history. Seven stations received the overall excellence honor, the highest achievement awarded. (Press Release7)

•KUSA Wins Prestigious Peabody Award for Reporting on Prone Chokehold Restraint – In June, Denver-based NBC affiliate KUSA received the Peabody Award in the News category for its “Prone” investigative series on the dangers of the prone position chokehold restraint. This two-year nationwide investigation was sparked by the death of George Floyd in 2020. The investigative team found at least 130 similar cases since 2020. Following the report, police departments in Denver and Minneapolis mandated additional training about the dangers of the prone position chokehold restraint. (Press Release8)

•TEGNA Receives Civic 50 Award for Third Consecutive Year and Named Telecommunications Sector Leader – TEGNA was named a 2022 honoree of The Civic 50 by Points of Light as one of the most community-minded companies in the United States for a third consecutive year. (Press Release9)

[7] https://investors.tegna.com/news-releases/news-release-details/tegna-stations-honored-96-regional-edward-r-murrow-awards
[8] https://investors.tegna.com/news-releases/news-release-details/tegnas-kusa-wins-prestigious-peabody-award-prone-investigative
[9] https://investors.tegna.com/news-releases/news-release-details/tegna-named-one-most-community-minded-companies-us-civic-50-0

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q, including the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction between TEGNA and affiliates of Standard General and the related transactions involving the parties to the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals), and the related transactions involving the parties to the proposed transaction, in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, (4) disruption from the proposed transaction could make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving the parties to the proposed transaction, (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions, (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, and (11) changes resulting from the COVID-19 pandemic (including the effect of COVID-19 on the Company’s revenues, particularly its nonpolitical advertising revenues), which could exacerbate any of the risks described above. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the Company’s operations and business relating thereto and the Company’s ability to execute on its standalone plan can also cause actual results to differ materially. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire service, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Corporate Communications	Senior Vice President, Financial Planning & Analysis
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended June 30,
	2022	2021	% Increase (Decrease)

Revenues	$784,881	$732,908	7.1

Operating expenses:
Cost of revenues	420,235	397,118	5.8
Business units - Selling, general and administrative expenses	99,585	96,949	2.7
Corporate - General and administrative expenses	13,612	23,183	(41.3)
Depreciation	15,534	15,838	(1.9)
Amortization of intangible assets	14,999	15,773	(4.9)
Spectrum repacking reimbursements and other, net	(105)	(1,475)	(92.9)
Total	563,860	547,386	3.0
Operating income	221,021	185,522	19.1

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(236)	(2,597)	(90.9)
Interest expense	(42,950)	(46,609)	(7.9)
Other non-operating items, net	(1,865)	1,524	***
Total	(45,051)	(47,682)	(5.5)

Income before income taxes	175,970	137,840	27.7
Provision for income taxes	44,030	30,986	42.1
Net income	131,940	106,854	23.5
Net income attributable to redeemable noncontrolling interest	(371)	(227)	63.4
Net income attributable to TEGNA Inc.	$131,569	$106,627	23.4

Earnings per share:
Basic	$0.59	$0.48	22.9
Diluted	$0.59	$0.48	22.9

Weighted average number of common shares outstanding:
Basic shares	223,675	221,522	1.0
Diluted shares	224,489	222,506	0.9

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Six months ended June 30,
	2022	2021	% Increase (Decrease)

Revenues	$1,559,004	$1,459,959	6.8

Operating expenses:
Cost of revenues	831,685	791,810	5.0
Business units - Selling, general and administrative expenses	201,554	186,275	8.2
Corporate - General and administrative expenses	34,932	40,053	(12.8)
Depreciation	30,839	31,734	(2.8)
Amortization of intangible assets	29,999	31,533	(4.9)
Spectrum repacking reimbursements and other, net	(163)	(2,898)	(94.4)
Total	1,128,846	1,078,507	4.7
Operating income	430,158	381,452	12.8

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(4,047)	(3,926)	3.1
Interest expense	(86,570)	(93,094)	(7.0)
Other non-operating items, net	15,454	1,854	***
Total	(75,163)	(95,166)	(21.0)

Income before income taxes	354,995	286,286	24.0
Provision for income taxes	88,768	66,600	33.3
Net income	266,227	219,686	21.2
Net income attributable to redeemable noncontrolling interest	(424)	(442)	(4.1)
Net income attributable to TEGNA Inc.	$265,803	$219,244	21.2

Earnings per share:
Basic	$1.19	$0.99	20.2
Diluted	$1.19	$0.99	20.2

Weighted average number of common shares outstanding:
Basic shares	223,197	221,064	1.0
Diluted shares	223,867	221,855	0.9

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, M&A-related costs, advisory fees related to activism defense, and certain non-operating items such as a gain on an available for sale investment and an impairment charge recorded for another investment. In addition, we have excluded certain income tax special items associated with establishing a valuation allowance on a deferred tax asset related to an equity method investment and deferred tax benefits related to state tax planning strategies.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity loss in unconsolidated investments, net, (5) other non-operating items, net, (6) M&A-related costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and (10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments (5) reimbursements from spectrum repacking, and (6) proceeds from company-owned life insurance policies. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended June 30, 2022	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Non-GAAP measure

Corporate - General and administrative expenses	$13,612	$(4,212)	$—	$9,400
Spectrum repacking reimbursements and other, net	(105)	—	105	—
Operating expenses	563,860	(4,212)	105	559,753
Operating income	221,021	4,212	(105)	225,128
Income before income taxes	175,970	4,212	(105)	180,077
Provision for income taxes	44,030	7	(27)	44,010
Net income attributable to TEGNA Inc.	131,569	4,205	(78)	135,696
Earnings per share-diluted (a)	$0.59	$0.02	$—	$0.60

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended June 30, 2021	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$23,183	$(12,012)	$—	$—	$11,171
Spectrum repacking reimbursements and other, net	(1,475)	—	1,475	—	—
Operating expenses	547,386	(12,012)	1,475	—	536,849
Operating income	185,522	12,012	(1,475)	—	196,059
Income before income taxes	137,840	12,012	(1,475)	—	148,377
Provision for income taxes	30,986	3,111	(374)	2,797	36,520
Net income attributable to TEGNA Inc.	106,627	8,901	(1,101)	(2,797)	111,630
Earnings per share-diluted (a)	$0.48	$0.04	$—	$(0.01)	$0.50

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Six months ended June 30, 2022	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Other non-operating items	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$34,932	$(14,446)	$—	$—	$—	$20,486
Spectrum repacking reimbursements and other, net	(163)	—	163	—	—	—
Operating expenses	1,128,846	(14,446)	163	—	—	1,114,563
Operating income	430,158	14,446	(163)	—	—	444,441
Other non-operating items, net	15,454	—	—	(18,308)	—	(2,854)
Total non-operating expenses	(75,163)	—	—	(18,308)	—	(93,471)
Income before income taxes	354,995	14,446	(163)	(18,308)	—	350,970
Provision for income taxes	88,768	38	(41)	168	(7,117)	81,816
Net income attributable to TEGNA Inc.	265,803	14,408	(122)	(18,476)	7,117	268,730
Earnings per share-diluted	$1.19	$0.06	$—	$(0.08)	$0.03	$1.20

		Special Items
Six months ended June 30, 2021	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$40,053	$(16,611)	$—	$—	$23,442
Spectrum repacking reimbursements and other, net	(2,898)	—	2,898	—	—
Operating expenses	1,078,507	(16,611)	2,898	—	1,064,794
Operating income	381,452	16,611	(2,898)	—	395,165
Equity income (loss) in unconsolidated investments, net	(3,926)	—	—	—	(3,926)
Other non-operating items, net	1,854	—	—	—	1,854
Total non-operating expenses	(95,166)	—	—	—	(95,166)
Income before income taxes	286,286	16,611	(2,898)	—	299,999
Provision for income taxes	66,600	4,291	(741)	2,797	72,947
Net income attributable to TEGNA Inc.	219,244	12,320	(2,157)	(2,797)	226,610
Earnings per share-diluted (a)	$0.99	$0.06	$(0.01)	$(0.01)	$1.02

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2022	2021	2020

Net income attributable to TEGNA Inc. (GAAP basis)	$131,569	$106,627	$19,947
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	371	227	(374)
Plus: Provision for income taxes	44,030	30,986	6,607
Plus: Interest expense	42,950	46,609	51,877
Plus (Less): Equity loss (income) in unconsolidated investments, net	236	2,597	(1,921)
Plus (Less): Other non-operating items, net	1,865	(1,524)	(1,039)
Operating income (GAAP basis)	221,021	185,522	75,097
Plus: M&A-related costs	4,212	—	—
Plus: Advisory fees related to activism defense	—	12,012	15,448
Less: Spectrum repacking reimbursements and other, net	(105)	(1,475)	(116)
Adjusted operating income (non-GAAP basis)	225,128	196,059	90,429
Plus: Depreciation	15,534	15,838	16,711
Plus: Amortization of intangible assets	14,999	15,773	17,248
Adjusted EBITDA (non-GAAP basis)	$255,661	$227,670	$124,388
Corporate - General and administrative expense (non-GAAP basis)	9,400	11,171	12,864
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$265,061	$238,841	$137,252

	Six months ended June 30,
	2022	2021	2020

Net income attributable to TEGNA Inc. (GAAP basis)	$265,803	$219,244	$106,255
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	424	442	(484)
Plus: Provision for income taxes	88,768	66,600	27,732
Plus: Interest expense	86,570	93,094	108,837
Plus (Less): Equity loss (income) in unconsolidated investments, net	4,047	3,926	(10,936)
(Less) Plus: Other non-operating items, net	(15,454)	(1,854)	18,231
Operating income (GAAP basis)	430,158	381,452	249,635
Plus: M&A and acquisition-related costs	14,446	—	4,588
Plus: Advisory fees related to activism defense	—	16,611	23,087
Less: Spectrum repacking reimbursements and other, net	(163)	(2,898)	(7,631)
Adjusted operating income (non-GAAP basis)	444,441	395,165	269,679
Plus: Depreciation	30,839	31,734	33,611
Plus: Amortization of intangible assets	29,999	31,533	33,464
Adjusted EBITDA (non-GAAP basis)	$505,279	$458,432	$336,754
Corporate - General and administrative expense (non-GAAP basis)	20,486	23,442	22,351
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$525,765	$481,874	$359,105

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended June 30,
	2022	2021	% Increase (Decrease)	2020	% Increase (Decrease)

Subscription	$389,079	$375,081	3.7	$323,475	20.3
Advertising and Marketing Services	335,259	340,889	(1.7)	229,083	46.3
Political	50,858	9,581	***	17,544	***
Other	9,685	7,357	31.6	7,525	28.7
Total revenues	$784,881	$732,908	7.1	$577,627	35.9

Adjusted EBITDA	$255,661	$227,670	12.3	$124,388	***
Adjusted EBITDA Margin	32.6%	31.1%		21.5%

	Six months ended June 30,
	2022	2021	% Increase (Decrease)	2020	% Increase (Decrease)

Subscription	$780,733	$761,818	2.5	$656,277	19.0
Advertising and Marketing Services	689,726	663,723	3.9	524,236	31.6
Political	68,823	19,009	***	64,931	6.0
Other	19,722	15,409	28.0	16,372	20.5
Total revenues	$1,559,004	$1,459,959	6.8	$1,261,816	23.6

Adjusted EBITDA	$505,279	$458,432	10.2	$336,754	50.0
Adjusted EBITDA Margin	32.4%	31.4%		26.7%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2022	2021	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$131,569	$106,627	23.4
Plus: Provision for income taxes	44,030	30,986	42.1
Plus: Interest expense	42,950	46,609	(7.9)
Plus: M&A-related costs	4,212	—	***
Plus: Depreciation	15,534	15,838	(1.9)
Plus: Amortization	14,999	15,773	(4.9)
Plus: Stock-based compensation	6,714	7,411	(9.4)
Plus: Company stock 401(k) contribution	4,591	4,080	12.5
Plus: Syndicated programming amortization	18,461	17,975	2.7
Plus: Advisory fees related to activism defense	—	12,012	***
Plus: Cash dividend from equity investments for return on capital	—	38	***
Plus: Cash reimbursements from spectrum repacking	105	3,015	(96.5)
Plus: Net income attributable to redeemable noncontrolling interest	371	227	63.4
Plus: Equity loss in unconsolidated investments, net	236	2,597	(90.9)
Plus: Reimbursement from company-owned life insurance policies	451	—	***
Plus (Less): Other non-operating items, net	1,865	(1,524)	***
Less: Income tax payments	(80,163)	(117,633)	(31.9)
Less: Spectrum repacking reimbursements and other, net	(105)	(1,475)	(92.9)
Less: Syndicated programming payments	(15,984)	(20,344)	(21.4)
Less: Pension contributions	(960)	(936)	2.6
Less: Interest payments	(9,298)	(14,977)	(37.9)
Less: Purchases of property and equipment	(17,556)	(14,436)	21.6
Free cash flow (non-GAAP basis)	$162,022	$91,863	76.4

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended June. 30, 2022

Net income attributable to TEGNA Inc. (GAAP basis)	$1,119,281
Plus: Provision for income taxes	350,810
Plus: Interest expense	373,677
Plus: M&A-related costs	18,184
Plus: Depreciation	128,949
Plus: Amortization	127,236
Plus: Stock-based compensation	61,462
Plus: Company stock 401(k) contribution	34,974
Plus: Syndicated programming amortization	142,664
Plus: Workforce restructuring expense	1,021
Plus: Advisory fees related to activism defense	16,611
Plus: Cash dividend from equity investments for return on capital	8,240
Plus: Cash reimbursements from spectrum repacking	8,517
Plus: Net income attributable to redeemable noncontrolling interest	2,135
Plus: Reimbursement from Company-owned life insurance policies	1,456
Plus: Equity loss in unconsolidated investments, net	14,299
Less: Spectrum repacking reimbursements and other, net	(4,794)
Less: Other non-operating items, net	(6,481)
Less: Syndicated programming payments	(148,229)
Less: Income tax payments, net of refunds	(343,503)
Less: Pension contributions	(10,140)
Less: Interest payments	(364,856)
Less: Purchases of property and equipment	(107,361)
Free cash flow (non-GAAP basis)	$1,424,152

Revenue	$6,226,061
Free cash flow as a % of revenue	22.9%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended June 30
	2022	2021
Operating expenses (GAAP basis)	$563,860	$547,386
Less: Special items [1,2]	(4,107)	(10,537)
Operating expenses (non-GAAP basis)	559,753	536,849
Less: Programming expenses	(237,007)	(225,987)
Operating expenses, less programming (non-GAAP basis)	$322,746	$310,862
Less: Premion expenses	(56,226)	(39,418)
Non-GAAP operating expenses, less programming and Premion	$266,520	$271,444

1 Q2 2022 special items include reimbursements from the FCC for required spectrum repacking and M&A-related costs (see Table 2).

2 Q2 2021 special items include advisory fees related to activism defense and reimbursements from the FCC for required spectrum repacking (see Table 2).